UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2008

North American Natural Gas, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Washington	000-32089	91-2023071
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

580 Hornby Street, Suite 490
Vancouver, British Columbia CANADA V6C 3B6

(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 687-6991

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

ITEM 1.01      Entry into a Material Definitive Agreement.

ITEM 9.01      Financial Statements and Exhibits

SIGNATURES

EXHIBIT 99.1

ITEM 1.01 -    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On January 15, 2008, we entered into a Letter of Intent with PureRay Corporation (“PureRay”); a federally incorporated Canadian corporation and Michael Joasil and Derek Blackburn, collectively referred to as “PureRay”, whereby we agreed to complete an Agreement and Plan of Merger and Reorganization (the “Definitive Agreement”) to acquire 100% of the outstanding equity securities of PureRay Corporation, subject to us:

     1.   Completing a 1.76 forward split of our common stock.

     2.   Issuing 31,500,000 post-split restricted shares of common stock to the shareholders of PureRay Corporation on a pro-rata basis of the shares held in PureRay.

     3.   Cancelling 21,370,000 post-split restricted shares of common stock currently held by Jim Glavas, our current President and director.

     4.   Completing a private placement of not less than 2,500,000 units at a price of not less than $1.00 per unit, whereby each unit is comprised of one common share and one share purchase warrant at an exercise price of $1.00 per share for a period of six months.

     5.   Replacing our board of directors with 50% of the individuals designated by PureRay Corporation.

     The Definitive Agreement is subject to PureRay Corporation providing us with the following:

     1.   Confirmation of 100% of the shareholders of PureRay Corporation approving and participating in the transaction.

     2.   Financial statements as required by Item 310 of Regulation SB of the United States Securities and Exchange Commission (“SEC”) in order to permit us to make the SEC filings required in respect of the purchase and sale of the shares.

The parties’ objective is to sign and close the Definitive Agreement on or about March 1, 2008 unless mutually agreed to in writing by all parties.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits
99.1 Press Release issued January 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN NATURAL GAS, INC.

By: JIM GLAVAS
Jim Glavas
President, Chief Executive and Chief Financial Officer,
Secretary/Treasurer, Principle Accounting Officer and Director

Dated: January 18, 2008